Exhibit 10.46

SALES AGENT AGREEMENT

Between

GLOWPOINT, INC.

And

SONY ELECTRONICS INC.

March 28, 2005

TABLE OF CONTENTS

1.0	APPOINTMENT	1
2.0	SALES AGENT’S RESPONSIBILITIES	2
3.0	GLOWPOINT’S RESPONSIBILITIES	3
4.0	COORDINATION OF CUSTOMER SALES CONTACTS	6
5.0	TERM AND TERMINATION	6
6.0	ASSIGNMENT	7
7.0	INDEMNIFICATION	7
8.0	TRADEMARKS	8
9.0	USE OF INFORMATION	8
10.0	LIMITATION OF LIABILITY	9
11.0	INSURANCE	9
12.0	FORCE MAJEURE	9
13.0	SURVIVAL OF OBLIGATIONS	10
14.0	RELEASES VOID	10
15.0	NOTICES	10
16.0	NON-WAIVER	10
17.0	CHOICE OF LAW	10
18.0	HEADINGS	10
19.0	CONFIDENTIALITY	10
20.0	SEVERABILITY	10
21.0	ENTIRE AGREEMENT	11

APPENDIX 1 - AUTHORIZED SERVICES
APPENDIX 2 - COMPENSATION
APPENDIX 3 - TRADEMARKS

GLOWPOINT SALES AGENT AGREEMENT

        This AGREEMENT is made between GlowPoint Inc., a Delaware corporation (“GlowPoint”), having offices at 225 Long Avenue, Hillside, New Jersey 07205, and Sony Electronics Inc., a Delaware corporation (“Sales Agent”), having an office at 1 Sony Drive, Park Ridge, New Jersey 07656. Each of GlowPoint and Sales Agent is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

        1. GlowPoint desires to have Sales Agent assist GlowPoint in marketing certain Services (as hereinafter defined) to Customers (hereinafter “Customers”) anywhere in the world (the “Territory”); and

        2. Sales Agent desires to market the Services to Customers in the Territory, and represents that it has the necessary marketing capabilities to do so in a manner that reflects favorably on the quality image of GlowPoint, Sales Agent and the Services;

        NOW, THEREFORE, the Parties agree as follows:

1.0 APPOINTMENT

        1.1 GlowPoint appoints Sales Agent, and Sales Agent accepts such appointment, to be an authorized GlowPoint Sales Agent in the Territory set forth in Appendix 1 (as amended from time to time) for the limited purpose of marketing the Services set forth in Appendix 1 (the “Services”) to Customers in accordance with the terms and conditions of this Agreement. The Parties may mutually agree to add services to or delete services from Appendix 1.

        1.2 Sales Agent shall notify GlowPoint in writing of the names of any unaffiliated subcontractor that Sales Agent may use to sell the Services prior to any sales of Services or solicitation of orders by such subcontractor. Sales Agent shall obtain from each such subcontractor a written agreement that provides that (i) such subcontractor shall be bound by all of the applicable obligations in this Agreement; (ii) such subcontractor has no contract with GlowPoint and GlowPoint is not liable for and does not guarantee the performance of any duty that the Sales Agent may be obligated to perform for such subcontractor, including, but not limited to, the payment of compensation; and (iii) GlowPoint shall have no liability whatsoever to such subcontractor for any direct or indirect damages of any nature or kind (including, without limitation, lost commissions) resulting from or relating to GlowPoint’s performance or nonperformance of any obligation under this Agreement. GlowPoint is not liable for and does not guarantee the performance of any duty that Sales Agent may be obligated to its subcontractors to perform, including the payment of compensation, and Sales Agent will so inform its subcontractors.

        1.3 The relationship of the Parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of employer and employee, franchisor and franchisee or joint venturers. This Agreement does not establish or constitute Sales Agent as GlowPoint’s representative or agent for any purpose other than the solicitation of orders for Services permitted hereunder. Sales Agent is not authorized to accept contractually orders or make contracts in GlowPoint’s name, or to transact any business in the name of GlowPoint, or to assume or create any obligation or responsibility binding upon GlowPoint in any matter whatsoever, unless Sales Agent has prior specific written consent from an authorized officer of the rank of Vice President or above of GlowPoint.

        1.4 All persons furnished by Sales Agent for the solicitation of orders for the Services shall be considered solely Sales Agent’s employees, and Sales Agent shall be solely responsible for payment of all its employees’ unemployment, Social Security and other payroll taxes, including contributions from Sales Agent when required by law.

2.0 SALES AGENT’S RESPONSIBILITIES

        2.1 Sales Agent agrees to devote its reasonable commercial efforts to promote and market the Services to Customers in the Territory.

        2.2 Sales Agent shall maintain a staff of adequately trained and competent sales personnel that have completed the training program described in Section 3.2. Such personnel shall be made aware of, and obligated to comply with, the restrictions on use of GlowPoint’s Information as set forth in Section 8.0 of this Agreement.

        2.3 Sales Agent shall be responsible for assisting GlowPoint in providing support to Customers of the Services solicited by Sales Agent. Said responsibilities shall include, but are not limited to, soliciting orders and contracts, completing order and registration forms, obtaining Customer credit information, transmitting completed contracts, orders and credit information received by Sales Agent to GlowPoint and assisting GlowPoint to resolve Customer complaints. If requested by GlowPoint, Sales Agent shall reasonably assist GlowPoint in collecting overdue amounts from Customers.

        2.4 Sales Agent shall submit all Customer contracts and orders to purchase the Services to GlowPoint for review and acceptance by GlowPoint. Sales Agent is authorized to receive, but is not authorized to “accept” (i.e., contractually bind GlowPoint to) Customer offers to purchase the Services.

        2.5 Sales Agent shall report promptly to GlowPoint all known or suspected defects in the Services or safety problems and keep GlowPoint informed of Customer complaints with respect to the Services.

        2.6 Sales Agent shall comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations relating to Sales Agent’s performance of its obligations under this Agreement.

        2.7 All costs and expenses incurred by Sales Agent in performing its services under this Agreement, including by way of example only, rentals, salaries, telephone, traveling and living expenses (including, without limitation, those incurred by Sales Agent’s employees in connection with any GlowPoint training session) and other marketing and sales expenses shall be borne by Sales Agent and shall not be reimbursed by GlowPoint.

        2.8 Sales Agent shall not use any materials referencing GlowPoint or the Services that have not been mutually approved by GlowPoint and Sales Agent for such purpose.

        2.9 SALES AGENT SHALL MAKE NO REPRESENTATIONS OR WARRANTIES RELATING TO THE SERVICES EXCEPT AS SET FORTH IN WRITTEN SALES LITERATURE MUTUALLY AGREED TO BY SALES AGENT AND GLOWPOINT, OR AS SET FORTH IN THE FORM OR FORMS OF ORDERS MUTUALLY AGREED TO BY SALES AGENT AND GLOWPOINT, OR AS OTHERWISE EXPRESSLY AGREED IN WRITING BY THE PARTIES. ALL PRICES QUOTED FOR THE SERVICES WILL BE PRICES AS PROVIDED BY GLOWPOINT. TERMS AND CONDITIONS FOR THE SERVICES MARKETED UNDER THIS AGREEMENT ARE THOSE PROVIDED BY GLOWPOINT. SALES AGENT MUST AT ALL TIMES ADHERE TO AND REPRESENT ACCURATELY THE PROVISIONING PARAMETERS ESTABLISHED BY GLOWPOINT FOR THE SERVICES, INCLUDING, BUT NOT LIMITED TO, THE PRICING AND TIME INTERVALS RELATED TO PROVISIONING THE SERVICES.

        2.10 SALES AGENT SHALL IDENTIFY ITSELF AS AN AUTHORIZED SALES AGENT OF GLOWPOINT ONLY WITH RESPECT TO THE SERVICES, AND SHALL OTHERWISE IDENTIFY ITSELF AS AN INDEPENDENT BUSINESS. NEITHER GLOWPOINT NOR SALES AGENT SHALL MAKE ANY EXPRESS OR IMPLIED AGREEMENTS, GUARANTEES OR REPRESENTATIONS, OR INCUR ANY DEBT IN THE NAME OF OR ON BEHALF OF THE OTHER.

        2.11 Sales Agent represents that it is not by law or agreement with others prohibited from entering into this Agreement with GlowPoint.

        2.12 Sales Agent shall be responsible for the compatibility of any non-GlowPoint software or hardware furnished separately by Sales Agent to any Customer with the Services provided under this Agreement. This Section 2.12 shall not apply to any of the developmental services provided by GlowPoint to Sales Agent under that certain Development Agreement dated as of March 28, 2005 (the “Development Agreement”) between GlowPoint and Sales Agent.

        2.13 Sales Agent represents that it will not use deceptive, illegal, misleading or unethical practices and that it will not make any false or misleading representations with regard to GlowPoint or the Services.

        2.14 Sales Agent is responsible for submitting timely payment to GlowPoint for services used directly by Sales Agent. GlowPoint reserves the right to deduct monies owed to GlowPoint by Sales Agent from any monies owed to Sales Agent by GlowPoint for sales compensation as described in Appendix 2.

3.0 GLOWPOINT’S RESPONSIBILITIES

        3.1 GlowPoint will compensate Sales Agent for marketing the Services in accordance with the commission schedule set forth on Appendix 2. Appendix 2 contains separate compensation tables for connectivity Services and usage services. This compensation may be amended by mutual agreement of the Parties. In addition, if the Parties agree to add a service to Appendix 1, then Appendix 2 will be simultaneously revised to reflect any new compensation associated with marketing such Service. Further, if the Parties agree to remove a Service from Appendix 1, then the compensation associated with marketing such Service shall be deleted from Appendix 2 upon the effective date of removal; provided that Sales Agent shall be entitled to any compensation earned prior to the effective date of removal. Appendix 2 also contains the pricing terms and commissions for usage services. Appendix 3 contains the current pricing terms for GlowPoint’s customized Road Warrior subscription plans.

        3.2 GlowPoint shall be solely responsible for creating and delivering training to Sales Agent with respect to the Services. Training shall be done at such locations and at such times as are mutually agreed to by the Parties. GlowPoint shall train Sales Agent’s staff in the following areas: (1) an overview of the Sony and GlowPoint relationship; (2) Services features, functionality and pricing; (3) the lead referral process; (4) use of PartnerPoint for lead qualification, quoting and ordering; (5) sales support and other GlowPoint reference contacts; and (6) the demonstration process. GlowPoint will also provide electronic versions of sales and marketing materials, including demonstration CDs, sales and marketing materials and other tools described in the Joint Marketing Agreement dated as of March 28, 2005 (the “Joint Marketing Agreement”) between GlowPoint and Sales Agent.

        3.3 GlowPoint shall provide and maintain the PartnerPoint Website at www.glowpoint.com/partnerpoint for Sales Agent to access for sales, marketing and technical information with respect to the Services.

        3.4 GlowPoint shall review all Customer contracts and orders for the Services submitted by Sales Agent. GlowPoint reserves the right to reject, for any or no reason, any Customer contract or order solicited by Sales Agent and presented to GlowPoint for acceptance.

        3.5 GlowPoint shall be responsible for providing to Customers all standard documents for the Services, such as User Identification, passwords and instructional materials, if any.

        3.6 GlowPoint shall be solely responsible for providing, maintaining, billing and collecting for the Services. Title to and risk of loss for and performance of the Services shall remain solely with GlowPoint.

        3.7 GlowPoint may terminate a Customer’s service agreement at any time in its sole discretion. GlowPoint is not obligated to renew any Customer’s service agreement that has expired or terminated. GlowPoint agrees to provide Sales Agent reasonable advance notice of any such termination or non-renewal.

        3.8 GlowPoint shall provide and maintain a help desk for Sales Agent and for Customers to contact for technical information and support, as well as trouble reporting and resolution, with respect to the Services.

        3.9 GlowPoint shall comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations relating to GlowPoint’s performance of its obligations under this Agreement.

4.0 COORDINATION OF CUSTOMER SALES CONTACTS

        4.1 To avoid customer confusion and channel conflict and to maximize the effectiveness of GlowPoint’s overall marketing efforts, GlowPoint and Sales Agent agree to coordinate their respective marketing of the Services to Customers, consistent with the terms of the Joint Marketing Agreement.

        4.2 Sales Agent acknowledges that the provision of the Services to federal government accounts will be considered “custom” services. Compensation for business from such governmental entities will be negotiated between Sales Agent and GlowPoint.

        4.3 In recognition of the support to be provided to Sales Agent, including, but not limited to, training and access to GlowPoint proprietary information, Sales Agent shall not, for a period of three (3) months following termination or expiration of this Agreement, engage in the marketing or sale to any of the Customers to whom Sales Agent sold any Service during the term of this Agreement any service which is competitive with any such Service. Similarly, for a period of three (3) months following termination or expiration of this Agreement, GlowPoint shall not engage in the marketing or sale to any of the Customers to whom Sales Agent sold any Service during the term of this Agreement any videoconferencing equipment or hardware which is competitive with products sold by Sales Agent.

5.0 TERM AND TERMINATION

        5.1 This Agreement shall be effective as of the later of the dates appearing with the authorized signatures set forth below (the “Effective Date”) and, unless terminated earlier as provided herein, continue for a period of one (1) year. Thereafter, this Agreement may be renewed for additional one year terms upon the written agreement of the Parties. Each Party agrees to use commercially reasonable efforts to notify the other Party at least sixty (60) days prior to the expiration of this Agreement of its intention to renew or not renew this Agreement.

        5.2 Either Party may terminate this Agreement effective immediately by written notice if it is discovered that the other Party has: intentionally or in a willful, wanton or reckless manner made any material, false representation, report or claim relative hereto; violated the other Party’s copyright or trademark; become insolvent, invoked as a debtor any laws relating to the relief of debtors’ or creditors’ rights, or has had such laws invoked against it; become involved in any liquidation or termination of business; been adjudicated bankrupt; been involved in an assignment for the benefit of its creditors; or engaged in any deceptive trade practices under the laws of any jurisdiction.

        5.3 Either Party may terminate this Agreement on thirty (30) days’ written notice if the other Party has failed to perform or abide by any of its obligations under this Agreement, unless such default or breach has been cured within thirty (30) days after the date of such notice.

        5.4 Upon termination or non-renewal of this Agreement, Sales Agent shall immediately:

5.4.1	discontinue any and all use of Marks, including but not limited to such use in advertising or business material of Sales Agent;

5.4.2	remove and return to GlowPoint, or destroy at GlowPoint’s request, any and all promotional material supplied without charge by GlowPoint;

5.4.3	return or destroy (and provide GlowPoint with evidence of such destruction) all GlowPoint Information;

5.4.4	cease representing itself, in any manner, as a Sales Agent of GlowPoint; and

5.4.5

notify and arrange for all publishers and others who may identify, list or publish Sales Agent’s name as a Sales Agent for the Services (including, but not limited to, publishers of telephone directories, yellow pages and business directories) to discontinue such listings.

        5.5 Except as provided in Appendix 2 and Appendix 3 upon termination of the Agreement, Sales Agent will receive no further compensation from GlowPoint, and Sales Agent waives all rights to such compensation except as follows: if Sales Agent declines to renew this Agreement pursuant to Section 5.1 or terminates this Agreement other than pursuant to Sections 5.2, 5.3 or 6.0, if Sales Agent has submitted a Customer order prior to termination, Sales Agent will be eligible for a commission on such order for a period of three (3) months if (a) GlowPoint completes installation of the Service (b) GlowPoint receives payment from such Customer and (c) such Customer does not terminate its Service within 90 days of the date of installation. If GlowPoint declines to renew this Agreement pursuant to Section 5.1 or terminates this Agreement other than pursuant to Sections 5.2 or 5.3 or if Sales Agent terminates this Agreement pursuant to Sections 5.2, 5.3 or 6.0, Sales Agent shall be entitled to commissions for all existing Customer contracts for the longer of (i) the remaining terms of such Customer contracts and (ii) one (1) year. If GlowPoint terminates this Agreement pursuant to Sections 5.2 or 5.3, Sales Agent shall cease to be eligible for commissions from and after the date of such termination.

6.0 ASSIGNMENT

Sales Agent shall not assign any right or interest under this Agreement, or delegate any work or other obligation to be performed or owed by Sales Agent under this Agreement other than to an affiliate without the prior written consent of GlowPoint. GlowPoint may assign this Agreement, in whole or in part, to any affiliate, successor-in-interest or successor provider of any of the Services; provided, however, that in the event any such permitted assignment by GlowPoint would result in the assumption of this Agreement by a “Competitor”of Sales Agent, GlowPoint shall give written notice of such assignment to Sales Agent and Sales Agent may, within the ninety (90) days following receipt of such notice, elect to terminate this Agreement, with no further obligations on the part of Sales Agent, GlowPoint or the assignee, except as may be provided in Section 5.5. For purposes of this Section 6.0, a “Competitor” of Sales Agent shall mean any person or entity primarily engaged in the manufacture and sale of video conferencing equipment. Any attempted assignment or delegation in contravention of the above provisions shall be void and ineffective.

7.0 INDEMNIFICATION

        7.1 Indemnification by Sales Agent. Sales Agent will, at all times defend, indemnify and hold harmless GlowPoint, its affiliates, distributors and all officers, directors, shareholders, successors and assigns of each of the foregoing (collectively, the “GlowPoint Indemnified Parties”) from and against, and pay and reimburse the GlowPoint Indemnified Parties for, any and all liabilities, obligations, losses, damages, out-of-pocket costs or expenses (including interest, penalties and reasonable attorney’s fees and expense incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder) arising out of or relating to claims of third parties with respect to: (a) any alleged act or omission of Sales Agent, its employees, subcontractors or agents in the performance of the activities contemplated hereby or any failure by Sales Agent to abide by any of the covenants set forth herein; (b) Sales Agent’s failure to comply with all applicable laws, including any breach of laws made by GlowPoint on account of its reliance on Sales Agent’s representations or information; and (c) Sales Agent’s gross negligence or willful misconduct under this Agreement.

        7.2 Indemnification by GlowPoint. GlowPoint will, at all times defend, indemnify and hold harmless Sales Agent, its affiliates, distributors and all officers, directors, shareholders, successors and assigns of each of the foregoing (collectively, the “SA Indemnified Parties”) from any and all claims, liabilities, damages, fines, assessments, penalties, and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to claims of third parties with respect to: (a) any alleged act or omission of GlowPoint, its employees, subcontractors or agents in the performance of the activities contemplated hereby or any failure by GlowPoint to abide by any of the covenants set forth herein, (b) GlowPoint’s failure to comply with all applicable laws, including any breach of laws made by Sales Agent on account of its reliance on Glow Point’s representations or information; (c) any failure to provide the Services or any defects or persistent interruptions in the Services; and (d) Glowpoint’s gross negligence or willful misconduct under this Agreement.

        7.3 If a third Party asserts any claim against a GlowPoint or SA Indemnified Party for which the other Party is responsible under Section 7.1 or Section 7.2, (a) the Party seeking indemnification shall give the other Party written notice promptly after the Party seeking indemnification has actual knowledge of such claim and shall permit the indemnifying Party (at the indemnifying Party’s expense) to assume the defense of any claim or any litigation resulting therefrom; provided that the failure by the Party seeking indemnification to give such notice shall not relieve the indemnifying Party of its indemnification obligations under this Agreement except to the extent that such failure results in a failure of actual notice to the indemnifying Party and, as a result, the indemnifying Party is materially damaged; (b) counsel selected by the indemnifying Party to conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party; and (c) any Indemnified Party may participate in such defense at its sole expense. Without the Indemnified Party’s express written consent, the indemnifying Party shall not, in the defense of any such claim or litigation, consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting any Indemnified Party or that does not include as an unconditional term thereof a release from all liability with respect to such claim or litigation to all Indemnified Parties by the claimant or plaintiff.

8.0 CONFIDENTIALITY

Any disclosure of information by one Party to the other Party under or pursuant to this Agreement and the transactions contemplated hereby are subject to the terms of and governed by the Confidentiality and Non-Disclosure Agreement between the parties dated January 25, 2005 (the “Confidentiality Agreement”). The Parties agree that the terms of the Confidentiality Agreement shall apply to this Agreement and the transactions contemplated hereby for a period of two (2) years following the termination or expiration of this Agreement.

9.0 LIMITATION OF LIABILITY

        9.1 EXCEPT FOR (i) THE INDEMNITY PROVISIONS SET FORTH IN SECTION 7.0, (ii) PAYMENT OF FEES OR CHARGES ARISING UNDER THIS AGREEMENT, AND (iii) LIABILITY FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT RESULTING IN DEATH, PERSONAL INJURY OR PROPERTY DAMAGE, EACH PARTY’S ENTIRE LIABILITY FOR ANY CLAIM, LOSS, DAMAGE, OR EXPENSE FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO DIRECT, PROVEN DAMAGES IN AN AMOUNT NOT TO EXCEED THE AGGREGATE AMOUNT OF ANY COMMISSIONS TO WHICH SALES AGENT IS ENTITLED UNDER THIS AGREEMENT.

        9.2 NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS OR LOST REVENUES, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR THE USE OR PERFORMANCE OF ANY SERVICE, WHETHER IN AN ACTION FOR OR ARISING OUT OF ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

        9.3 Except pursuant to the indemnity provisions set forth in Section 7.0, GlowPoint shall have no liability to Sales Agent for any damages, loss, cost or expense, including without limitation any commissions that might have been earned hereunder, resulting from GlowPoint’s inability or failure to provide Services to any Customer or for any delays in the provision of Services to any Customer or in the event of GlowPoint’s termination or breach of any Customer Service Contract or in the event of any discontinuation of the Services.

10.0 FORCE MAJEURE

Neither Party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, embargoes, floods, wars, the elements, labor disputes, government requirements, acts of God, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or other cause beyond its control whether or not similar to the foregoing and not resulting from its fault or negligence; provided, however, that performance of each Party’s obligations hereunder shall not be excused by reason of an act of a government authority in the exercise of its enforcement powers against a Party for the alleged violation of any law, rule or regulation.

11.0 SURVIVAL OF OBLIGATIONS

Sections 5.0, 7.0, 8.0, 9.0, 11.0, 13.0, 15.0 and 17.0 shall survive the termination, cancellation or expiration of this Agreement.

12.0 RELEASES VOID

Neither Party shall require releases or waivers of any personal rights from representatives of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them in any action or proceeding.

13.0 NOTICES

All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be delivered personally, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by reputable overnight courier service, or by telex, telecopy or other form of rapid transmission, confirmed by mailing as described above, addressed as follows:

If to Sony:	Sony Electronics Inc. 1 Sony Drive Park Ridge, NJ 07656 Attention: Vice President, Conferencing Solutions Facsimile #: (408) 955-5173
With a copy to:	Sony Electronics Inc. 16530 Via Esprillo, MZ 7300 San Diego, CA 92127 Attention: General Counsel, Law Department Facsimile #: (858) 942-7597
If to Provider:	Glowpoint, Inc. 225 Long Avenue Hillside, NJ 07205 Attention: Sherry Harmon Facsimile #: (973) 923-3352

Any notice so addressed and delivered personally will be deemed given upon receipt. Any notice so addressed and mailed will be deemed given upon deposit in the United States mails, or if sent by overnight courier service, on the next business day, or if sent by rapid transmission followed promptly by mailing, upon receipt of such transmission. Either party may change its address by giving the other notice thereof in the manner provided in this Paragraph.

14.0 NON-WAIVER

No course of dealing, course of performance or failure of either Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

15.0 CHOICE OF LAW; DISPUTE RESOLUTION

This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of, the State of New York without regard to conflicts of laws provisions thereof. Any waivers or amendments shall be effective only if made in writing. The Parties shall attempt in good faith to resolve any controversy or claim arising out of or related to this Agreement promptly by negotiations between senior executives of the Parties who have authority to settle the controversy (but who do not have direct responsibility for the administration of this Agreement). The disputing Party will give the other Party written notice of the dispute. Within twenty (20) days after receipt of such notice, the receiving Party shall submit to the other a written response. Such disputing Party notice and such receiving Party response will include: (i) a statement of its position and a summary of the evidence and arguments supporting its position; and, (ii) the name and title of the executive who will represent it in the negotiations. Such executives will meet at a mutually acceptable time and place within thirty (30) days of the date of the disputing Party’s notice and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute. If the dispute has not been resolved within sixty (60) days of the disputing Party’s notice, or if either Party will not meet within thirty (30) days, either Party may initiate mediation of the dispute in accordance with the Center for Public Resources’ model procedure for mediation of business disputes. If the dispute is not resolved pursuant to such mediation procedure within sixty (60) days of the initiation thereof, or if either Party will not participate in such mediation, then either Party may initiate litigation by giving thirty (30) days prior notice to the other Party. Notwithstanding the foregoing, either Party may initiate litigation immediately with respect to any matter arising out of or in connection with the terms and conditions of this Agreement for which equitable relief is sought. All dates specified in this Section may be extended by the mutual written agreement of the Parties. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR SUIT ARISING UNDER THIS AGREEMENT OR OTHERWISE ARISING FROM THE RELATIONSHIP BETWEEN THE PARTIES HEREUNDER.

16.0 HEADINGS

All headings contained in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause.

17.0 SEVERABILITY

If any paragraph, or clause thereof, of these terms and conditions shall be held to be invalid or unenforceable in any jurisdiction in which these terms and conditions apply, then for such jurisdiction the meaning of such paragraph or clause shall be construed so as to render it enforceable to the extent feasible; and if no feasible interpretation would save such paragraph or clause, it shall be severed from these terms and conditions and the remainder shall remain in full force and effect, unless leaving the remainder in full force and effect would make the Agreement unjust.

18.0 ENTIRE AGREEMENT

This Agreement, the Joint Marketing Agreement, the Development Agreement and the Confidentiality Agreement supersede all prior oral or written understandings between the Parties (including, without limitation, any prior agreement related to any of the Services) and constitute the entire agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between GlowPoint or any of its affiliates and Sales Agent or any of its affiliates. There are no understandings or representations, express or implied, not expressly set forth in this Agreement, the Joint Marketing Agreement, the Development Agreement and the Confidentiality Agreement. This Agreement shall not be modified or amended except by a writing signed by the Parties. In the event that there is a conflict between any term of this Agreement and any term of any Appendix hereto, then the term in the Appendix shall take precedence with respect to the subject matter of the Appendix and the term in the Agreement shall take precedence with respect to all other matters.

19.0 NO THIRD-PARTY BENEFICIARIES

The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other person; provided, however, that the provisions contained in Section 7.0 shall inure to the benefit of the Glowpoint Indemnified Parties and the SA Indemnified Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties have caused this Sales Agent Agreement to be signed by their duly authorized representatives.

GLOWPOINT, INC. By: /s/ David C. Trachtenberg Name: David C. Trachtenberg Title: CEO and President Date: March 28, 2005	SONY ELECTRONICS INC: By: /s/ Michael McCausland Name: Michael McCausland Title: GM Visual Communications Date: March 30, 2005

Instructions to complete this Signature Page: Sales Agent must fill-in the blank after “SALES AGENT” with its full legal name. An authorized officer of Sales Agent must sign in BLUE ink after the “By” line. Print the authorized officer’s name after “Name.” Print the authorized officer’s full title after “Title.” Date the Agreement on the “Date” line. Sales Agent must return two (2) fully completed original signature pages to GlowPoint. This Agreement will not be effective until countersigned by GlowPoint.